Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com

PORTFOLIO RECOVERY ASSOCIATES ACQUIRES ALATAX

Transaction Provides Entry into the Large Market for Government Accounts Receivables Management

Expected to be Immediately Accretive to Earnings

NORFOLK, Va., August 1, 2005 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today announced it has acquired substantially all of the assets of Alatax, Inc., a privately held company that specializes in government collections.

The acquisition, which was completed on July 29, 2005, after the market closed, has a total price of $17.5 million, consisting of $16.1 million in cash and $1.4 million in Portfolio Recovery Associates common stock. Alatax’s two top executives, President Kennon Walthall and Executive Vice President Stephen Morris, have both signed long-term employment agreements and will continue to manage the company.

Portfolio Recovery Associates anticipates the acquisition will be accretive to earnings beginning immediately.

“Alatax represents an important investment for Portfolio Recovery Associates, providing us with entry into the large market for government accounts receivables management and creating yet another growth engine for the company. This transaction follows our strategy of selective acquisitions that bring us complimentary skills and expertise. In terms of its competencies, operating methods, philosophy and management, Alatax is a perfect fit for Portfolio Recovery Associates. We are excited to welcome Kennon, Stephen and the entire Alatax team to PRA,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer of Portfolio Recovery Associates.

Alatax, which is based in Birmingham, Alabama, was founded in 1980 and has become a leading provider of outsourced business revenue administration, audit and debt discovery/recovery services for local governments. Alatax has a workforce of about 80 employees and contractors. Although most of its clients are located in Alabama (where it operates as Alatax), the company recently has begun expanding into surrounding states (where it operates as Revenue Discovery Systems (RDS)).

“Alatax is proud to be joining Portfolio Recovery Associates, a dynamic and customer-oriented company with a clear focus on steady, disciplined growth. Together with PRA, we will continue to cement our leading position in the government collections market. Now, as part of a larger organization with greater resources, we will be able to more quickly refine and strengthen our current services as well as speed up the development and deployment of additional services we have in our development pipeline. Our current and future government clients will also benefit from the multi-state presence of PRA,” said Kennon Walthall, President of Alatax.

As previously announced, Mr. Fredrickson and Kevin P. Stevenson, Portfolio Recovery Associates’ Chief Executive Officer and Chief Financial Officer, respectively, are scheduled to make a presentation to the investment community at the America’s Growth Capital 2nd Annual Growth Conference in Boston, Massachussets, on Monday, August 1, 2005. At that time, they may discuss the Alatax acquisition.

Investors interested in listening to the presentation may do so through a live web cast provided on the Investor Relations page of Portfolio Recovery Associates’ website at www.portfoliorecovery.com, under Event Calendar. The link will be accessible at approximately 2:00 p.m. EDT the day of the conference. A replay will be available approximately 15 minutes after the presentation is completed and will remain available for seven days.

Kaulkin Ginsberg Company (www.kaulkin.com) advised Alatax on this transaction.

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables and provides collateral location services for credit originators. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other providers of goods and services. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from sellers of defaulted consumer debt or are collected on behalf of debt owners on a commission basis.

Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including statements with respect to future service offerings, growth, and contributions to earnings of the Alatax business and future acquisition opportunities are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its Registration Statements on Form S-3, its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

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